UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On July 28, 2016, Penn Interactive Ventures, LLC (“PIV”), a wholly-owned subsidiary of Penn National Gaming, Inc. (“Penn”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Rocket Games, Inc., a Delaware corporation (“Rocket”), the sellers party thereto, Shareholder Representative Services LLC, a Colorado limited liability company, as the representative of the sellers, and PIV, pursuant to which PIV agreed to acquire all of the outstanding equity securities of Rocket (the “Acquisition”) for $60 million in cash, subject to working capital and other adjustments including potential earn-out payments for certain members of the Rocket management team.  The earn-out payments over the next two years will be based on a multiple of 6.25 times Rocket’s then-trailing twelve months of earnings before interest, taxes, depreciation and amortization, subject to a cap of $110 million for the earn-out.  The Stock Purchase Agreement includes customary representations and warranties of the parties and customary indemnification obligations of the Sellers with respect to breaches of their representations and warranties.

The Acquisition closed on August 1, 2016 and was funded by Penn with cash on hand and borrowings under its revolving line of credit.  In connection with the closing of the Acquisition, PIV entered into restrictive covenant agreements with certain key employees of Rocket, which contain customary non-compete and non-solicit provisions, as well as employment agreements, which contain customary termination, confidentiality and intellectual property provisions.

A copy of the Stock Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.  The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.  The representations and warranties in the Stock Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for solely the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Stock Purchase Agreement are not necessarily characterizations of the actual state of facts about Penn, Rocket or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that Penn makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

On August 3, 2016, Penn issued a press release announcing the closing of the Acquisition, a copy of which press release is filed as Exhibit 99.1 to this report.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Stock Purchase Agreement, dated July 28, 2016, by and among Rocket Games, Inc., the sellers party thereto, Shareholder Representative Services LLC, as the representative of the sellers, and Penn Interactive Ventures, LLC

99.1	Press Release dated August 3, 2016 of Penn National Gaming, Inc. announcing the acquisition of Rocket Games, Inc.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2016	PENN NATIONAL GAMING, INC.

	By:	/s/ Saul V. Reibstein
	Name:	Saul V. Reibstein
	Title:	Executive Vice President, Finance
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Stock Purchase Agreement, dated July 28, 2016, by and among Rocket Games, Inc., the sellers party thereto, Shareholder Representative Services LLC, as the representative of the sellers, and Penn Interactive Ventures, LLC

99.1	Press Release dated August 3, 2016 of Penn National Gaming, Inc. announcing the acquisition of Rocket Games, Inc.